EXECUTION VERSION

Collateral Finance Corporation

a Delaware corporation,

and

AM Capital Funding, LLC,

a Delaware limited liability company

______________________________

 TRANSFER AND SALE AGREEMENT
______________________________

dated as of September 14, 2018

TABLE OF CONTENTS
SECTION    HEADING    PAGE

DEFINITIONS	1
ARTICLE 2 SALE TO THE TRANSFEROR; IDENTIFICATION OF ADDITIONAL DESIGNATED ACCOUNTS2
Section 2.01Sale of Loans    2
Section 2.02Identification of Designated Accounts    3
Section 2.03Consideration and Payment    3
Section 2.04Delivery of Additional Loans    3
Section 2.05Effectiveness of Conveyances    3
ARTICLE 3 REPRESENTATIONS AND WARRANTIES4
Section 3.01Representations and Warranties Relating to CFC    4
Section 3.02Representations and Warranties Relating to Loans and Related Interests    8
Section 3.03Representations and Warranties of the Issuer    12
ARTICLE 4 COVENANTS OF CFC13
Section 4.01CFCs Covenants    13
ARTICLE 5 COVENANTS OF THE ISSUER16
Section 5.01Covenants of the Issuer    16
ARTICLE 6 CONDITIONS PRECEDENT17

i

Section 6.01Conditions to the Issuer’s Purchase of Loans    17
ARTICLE 7 ADMINISTRATION AND PAYMENTS18
Section 7.01Administration of Loan Agreements    18
Section 7.02Repurchase Upon Breach of Certain Representations, Warranties and Agreements    18
Section 7.03Manner of Repurchase    19
ARTICLE 8 OBLIGOR DEFAULT19
Section 8.01Liquidation in the Event of Defaulted Loans    19
ARTICLE 9 INDEMNIFICATION19
Section 9.01Indemnities of CFC    19
Section 9.02Indemnities by the Issuer    20
ARTICLE 10 TERM AND TERMINATION20
Section 10.01Term    20
ARTICLE 11 MISCELLANEOUS20
Section 11.01Notices    20
Section 11.02Successors and Assigns of CFC    21
Section 11.03Separability Clause    21
Section 11.04Amendments    21
Section 11.05Governing Law    21
Section 11.06Survival of Representations, Warranties and Covenants    21

ii

Section 11.07Assignment for Security for the Notes    21
Section 11.08[Reserved]    22
Section 11.09Counterparts    22
Section 11.10No Waiver; Remedies    22
Section 11.11Costs, Expenses and Taxes    22
Section 11.12Account and Loan Substitution    22

Exhibit A    Form of Loan Agreement between CFC and the Obligor
Exhibit B    Form of Loan Agreement between Worth Group, Inc. and the Obligor
Schedule 1    Listing of Existing Loans
Schedule 2.02    Initial Listing of Designated Accounts

iii

This TRANSFER AND SALE AGREEMENT (this ‘“Agreement”) dated as of September 14, 2018, is by and between COLLATERAL FINANCE CORPORATION, a Delaware corporation (“CFC”) and AM CAPITAL FUNDING, LLC, a Delaware limited liability company (the “Issuer”).
WITNESSETH
WHEREAS, on the date hereof CFC is selling, transferring and assigning to the Issuer, the Loans (and Related Interests in respect thereof) listed on Schedule 1 attached hereto (collectively, the “Existing Loans” and each an “Existing Loan”);
WHEREAS, the Issuer intends to finance such purchase with the proceeds derived by its issuance of Notes under the Master Indenture on the date hereof;
WHEREAS, the Issuer wishes to pledge and assign the Existing Loans and all Related Interests related thereto to the Trustee under the Master Indenture to secure the Notes;
WHEREAS, CFC will from time to time further originate Loans or acquire Loans from Worth Group, Inc. in respect of Designated Accounts pursuant to Loan Agreements, and wishes from time to time to sell and assign such Loans, including its security interest in the Metals Collateral securing such Loans, on a continuous basis to the Issuer upon the terms and conditions hereinafter set forth;
WHEREAS, the Issuer wishes to purchase Loans from time to time (whether originated or acquired in respect of existing Designated Accounts or in respect of Additional Designated Accounts identified on such Purchase Date pursuant to Section 2.02 below);
WHEREAS, the Issuer has also granted a security interest in such additional Loans and the interests in related Loan Agreements and the Metals Collateral transferred to the Issuer hereunder to the Trustee under the Master Indenture to secure the Notes; and
WHEREAS, in order to further secure the Notes, the Issuer has granted and assigned to the Trustee under the Master Indenture a security interest in the Issuer’s rights under this Agreement and CFC agrees that all representations, warranties, covenants and agreements made by CFC herein shall also be for the benefit of the Trustee on behalf of the Noteholders;
Now, THEREFORE, it is hereby agreed by and between the parties hereto as follows:

ARTICLE 1

DEFINITIONS
For all purposes of this Agreement, except as otherwise expressly provided herein, capitalized terms used herein (including in the preamble above) shall have the meanings assigned to them in Annex X to the Master Indenture.
ARTICLE 2

SALE TO THE TRANSFEROR; IDENTIFICATION OF
ADDITIONAL DESIGNATED ACCOUNTS
Section 2.01    Sale of Loans. (%3) Subject to and upon the terms and conditions set forth herein, on each Purchase Date CFC hereby sells, conveys and assigns to the Issuer, without recourse and without any formal or other instrument of assignment, any and all of CFC’s right, title and interest, whether now existing or hereafter acquired, in, to and under the following:
(i)    all Loans in respect of Designated Accounts, including, but not limited to those Accounts which are added to the List of Designated Accounts pursuant to Section 2.02 in existence as of the related Cut-Off Date, together with all Collections in respect thereof,
(ii)    all rights related thereto under such Loan Agreements and all accounts, chattel paper, general intangibles, instruments and other obligations of an Obligor with respect to such Loans and Loan Agreements,
(iii)    all security interests in the related Metals Collateral securing such Loans,
(iv)    all rights to or under any lock-box account relating to the Loans, and in the Lock-Box Agreement, together with all funds, certificates and instruments, if any, from time to time representing or evidencing or held in such lock-box account, and
(v)    all proceeds or products of any of the foregoing;
such sale and conveyance being in consideration of the Issuer’s payment of the Purchase Price therefor on such Purchase Date and other good and valuable consideration, the sufficiency of which is hereby acknowledged. Any assets of the type owned by the Issuer as of the date hereof and described in clauses (i) through (v) that relate to Existing Loans are referred as “Existing Loans and Related Interests.” The property and assets described in clauses (i) through (v) above are sometimes referred to herein as the “Loans and Related Interests.” With respect to any Purchase Date occurring on or after the date hereof, the Loans to be sold to the Issuer on such Purchase Date are sometimes referred to herein as the “Additional Loans” and the Loans and Related Interests to be sold to the Issuer on such Purchase Date are sometimes referred to herein as the “Additional Loans and Related Interests.” Unless the context otherwise requires, references to Loans and Related Interests owned by the Issuer and pledged to the Trustee for the benefit of the Noteholders shall be deemed to include Existing Loans and Related Interests and Additional Loans and Related Interests that have been sold and conveyed to the Issuer.
(b)    The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, purchases by the Issuer and sales by CFC of the Loans and Related Interests relating thereto. The sale of Loans and Related Interests by CFC hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by CFC, except as otherwise specifically provided herein. If, notwithstanding the express intent of the parties hereto, it is determined that the transactions contemplated under this Agreement do not constitute sales, transfers and assignments of ownership by CFC to the Issuer, CFC shall also he deemed to have granted to the Issuer a first priority perfected “security interest” (as that term is defined in the UCC) in such property of CFC which comprises the transferred Loans and Related Interests, and this Agreement shall be deemed to constitute a security agreement under the UCC securing a monetary obligation of CFC in respect of the Issuer’s payment to it of the Purchase Price.
Section 2.02    Identification of Designated Accounts. Designated Accounts in respect of Existing Loans are listed on the List of Designated Accounts attached hereto as Schedule 2.02. On any Purchase Date, CFC may identify additional Accounts to the Issuer and the parties agree that such additional Accounts shall be added to the List of Designated Accounts upon such identification (each such Account being an “Additional Designated Account”). CFC agrees to sell to the Issuer, and the Issuer agrees (subject to the terms and conditions herein) to purchase from CFC, all of CFC’s right, title and interest in each Loan and Related Interest then originated, acquired and existing, or thereafter to be originated or acquired from time to time by CFC in respect of such Additional Designated Accounts as described in and in accordance with Section 2.01, in consideration of the Issuer’s payment of the Purchase Price in respect thereof to be paid on such Purchase Date and other good and valuable consideration, the sufficiency of which is hereby acknowledged.
Section 2.03    Consideration and Payment. (%3) The purchase price for the Loans and Related Interests to be sold by CFC to the Issuer on any Purchase Date shall be an amount equal to the Purchase Price and shall be paid or provided for on the Purchase Date by payment of cash Dollars in immediately available funds derived from available financing sources of the Issuer or pursuant to Section 4.03(d)(iv) of the Servicing Agreement. CFC may also, in its discretion and to the extent the Issuer does not have Dollars available to fund the Purchase Price as aforesaid, contribute Additional Loans as an equity capital contribution to the Issuer (the value of which contribution shall be deemed to be the amount of the Purchase Price for such Loans) in consideration of cash and/or Subordinated, Deferred Payment Obligation from the Issuer, which contribution and conveyance shall be treated for all other purposes hereunder as if a purchase funded by the Issuer’s payment of the Purchase Price therefor in Dollars.
(a)    All cash Dollar payments made to CFC with respect to the Purchase Price of Additional Loans shall be made not later than 9:00 am (New York time) on the related Purchase Date in lawful money of the United States of America in same day funds to the bank account designated in writing by CFC to the Issuer.
Section 2.04    Delivery of Additional Loans. On each Purchase Date, CFC shall deliver, or shall cause to be delivered, the Additional Loans and Related Interests which it is selling to the Issuer on such Purchase Date by delivering to the Issuer an amendment to the List of Designated Accounts specifying to the Issuer the Outstanding Balance of the respective Additional Loans and all other Relevant Information relating thereto.
Section 2.05    Effectiveness of Conveyances. Upon the delivery on a Purchase Date of the amendments referred to in Section 2.02 (as applicable) and Section 2.04 above, the payment of the Purchase Price as provided for in Section 2.03 and the fulfillment of the other conditions set forth in Article 6, all of CFC’s right, title and interest in and to the applicable Loans and Related Interests shall have been sold, assigned, transferred, conveyed and set over to the Issuer as of such Purchase Date.
ARTICLE 3

REPRESENTATIONS AND WARRANTIES
Section 3.01    Representations and Warranties Relating to CFC. CFC makes and shall be deemed to have made, as of the Closing Date and as of each Purchase Date, the following representations and warranties to the Issuer, on which the Issuer relies in acquiring the Loans and Related Interests contemplated herein:
(a)    CFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)    CFC is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, under the laws of each other jurisdiction in which the ownership or lease of its property or the conduct of its business or activities requires such qualification, licensing or approval, except where failure to so qualify or be in good standing, or to obtain such licenses or approvals, would not have a Material Adverse Effect.
(c)    The sale, conveyance and assignment of the Loans and Related Interests, the performance of the obligations of CFC under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute (with or without notice or the expiration of any grace or cure period or both) a default under, or result in the creation or imposition of any Lien upon any of the property or assets of CFC, pursuant to the terms of any material indenture, mortgage, deed of trust, or other agreement or instrument to which CFC is a party or by which CFC is bound or to which any of CFC’s property or assets is subject, nor will such action result in any violation of the provisions of CFC’s charter or bylaws or any law, order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over CFC or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court, or any such regulatory authority or other governmental agency or body is required for the sale, conveyance and assignment of the Loans and Related Interests or the consummation of the other transactions contemplated by this Agreement except such consents, approvals and authorizations which have been obtained or such registrations or qualifications which have been made.
(d)    CFC has the power and authority to execute and deliver this Agreement and the other Program Agreements to which it is a party and to carry out its terms and their terms respectively; CFC has the power and authority to own its properties and conduct its business as such properties are currently owned and such business is currently conducted; CFC has the power and authority to sell, convey and assign the Loans and Related Interests to be sold and assigned to and deposited with the Issuer by it and has duly authorized such sale and assignment to the Issuer by all necessary action; and the execution, delivery and performance of this Agreement and the other Program Agreements to which CFC is a party have been duly authorized by it by all necessary action.
(e)    This Agreement and the other Program Agreements to which CFC is a party have been duly executed and delivered by CFC and will constitute legal, valid and binding obligations of CFC, enforceable against CFC in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, reorganization, receivership, insolvency, moratorium and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(f)    CFC does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement and any other Program Agreement to which it is a party.
(g)    The transactions contemplated by this Agreement and the other Program Agreements to which CFC is a party are being consummated by CFC in furtherance of its ordinary business purposes with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.
(h)    The consideration received by CFC for the sale, conveyance and assignment of Loans and Related Interests (including the increase in the value of CFC’s equity interests in the Issuer in respect of Loans contributed as described in Section 2.03), constitutes fair consideration having value reasonably equivalent to or in excess of that of the Loans and Related Interests being transferred.
(i)    The chief executive office and sole place of business of CFC is as follows:
2121 Rosecrans Ave., Suite 6301
El Segundo, California 90245

(j)    CFC has had no office location other than the location described in Section 3.01(i) above and 429 Santa Monica Boulevard, Suite 220, Santa Monica, California 90401 during the five years prior to the date of this Agreement.
(k)    CFC does not operate under or otherwise use any other name in the conduct of its business, and CFC has not changed its name within the last six years.
(l)    No Event of Default, Prospective Event of Default, Early Amortization Event or Prospective Early Amortization Event has occurred or is continuing.
(m)    CFC is solvent and will not become insolvent after giving effect to the transactions contemplated hereunder and in the other Program Agreements to which it is a party; CFC is paying its debts as they become due; and CFC, after giving effect to the transactions contemplated hereunder and in the other Program Agreements to which it is a party, will have adequate capital to conduct its business.
(n)    The sale, conveyance and assignment of Loans and Related Interests contemplated herein are and will be treated by CFC in a manner consistent with CFC’s obligations under Section 4.01(p).
(o)    CFC shall operate its business generally such that the Issuer would not be substantively consolidated in the bankruptcy estate of CFC and the Issuer’s separate existence disregarded in the event of CFCs bankruptcy.
(p)    There are no proceedings or investigations pending, or to the knowledge of CFC, threatened against or affecting CFC in or before any court, governmental authority or agency, regulatory body, arbitration board or other tribunal including, but not limited to, any such proceeding or investigation with respect to any environmental or other liability, asserting the invalidity of this Agreement or any Program Agreement to which it is a party, seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or Program Agreement to which it is a party, or seeking any determination or ruling that, individually or in the aggregate, could materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of CFC, or the ability of CFC to perform its obligations under this Agreement, or otherwise have a Material Adverse Effect, or seeking to affect adversely the federal income tax or other federal, state or local tax characterization of; or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Loans and Related Interests hereunder or under the Master Indenture. CFC is not in default with respect to, and the consummation of the transactions contemplated by the Program Agreements to which it is a party would not constitute a default with respect to, any order of any court, governmental authority or agency or arbitration board or tribunal.
(q)    CFC (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound which violation or failure to obtain might materially adversely affect the business or condition (financial or otherwise) of CFC or otherwise constitute a Material Adverse Effect.
(r)    CFC has filed on a timely basis all required tax returns and has paid or made adequate provision for payment of all taxes, assessments or other governmental charges due from it. It knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established in accordance with generally accepted accounting principles.
(s)    All CFC (and consolidated subsidiary) pension or profit sharing plans have been fully funded in accordance with CFC’s applicable obligations, including under ERISA and the regulations promulgated thereunder.
(t)    CFC is not liable to pay salaries, expenses or losses of the Issuer, except as expressly contemplated in the Program Agreements to which it is a party.
(u)    CFC is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.
(v)    No proceeds of the sale of any Loan hereunder received by CFC will be used (i) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended; (ii) to acquire any equity security of a class which is registered pursuant to Section 12 of such Act or (iii) for any purpose that violates applicable laws and regulations, including Regulations T, U or X of the Federal Reserve Board.
(w)    No injunction, writ, restraining order or other order of any nature exists which would adversely affect CFC’s performance of the Loan Agreements, this Agreement, or any other agreement or transaction contemplated hereunder.
(x)    The Loans are being transferred with the intention of removing them from CFC’s estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time. Notwithstanding the foregoing, this Agreement, if not constituting a sale, creates a valid and continuing security interest (as defined in the UCC) in the Loans and Related Interests transferred hereunder in favor of the Issuer, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from CFC.
(y)    CFC has taken all steps necessary to perfect the security interest against the Obligors in the Metals Collateral securing the Loans transferred hereunder.
(z)    At the time of conveyance hereunder CFC owned and had good and marketable title to the Loans and Related Interests free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Liens and Liens, if any, which by their terms or otherwise are released in full upon conveyance hereunder).
(aa)    CFC has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the transfer of the Loans and Related Interests granted to the Issuer hereunder.
(bb)    Other than the transfer to the Issuer pursuant to this Agreement, and any Liens or encumbrances which by their terms or otherwise are released in full upon conveyance hereunder, CFC has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Loans and Related Interests. CFC has not authorized the filing of and is not aware of any financing statements against CFC that include a description of collateral covering the Loans and Related Interests other than any financing statement relating to the transfers hereunder or that has been terminated or that relates to a Lien that is or was released in full upon or prior to the transfer hereunder. CFC is not aware of any judgment or tax lien filings against CFC.
(cc)    CFC acknowledges that, with respect to original Loan Agreements in its possession, it is holding such Loan Agreements solely on behalf and for the benefit of the Issuer and any further assignees of the Issuer.
The representations and warranties set forth in this Section 3.01 are true and correct as of the execution and delivery of this Agreement and as of each Purchase Date, and shall survive the execution and delivery of this Agreement and the transfer and assignment of the Loans to the Issuer. Upon discovery by any party hereto of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to each Rating Agency and the Trustee, and to the other parties hereto.
Section 3.02    Representations and Warranties Relating to Loans and Related Interests. CFC makes, as of the Closing Date, with respect to Existing Loans and related Loan Agreements, Metals Collateral and related Accounts, and as of each Purchase Date, with respect any Additional Loans and Related Interests and Additional Designated Accounts conveyed to the Issuer pursuant to this Agreement on such Purchase Date, the following agreements, representations and warranties:
(a)    Each Loan Agreement was originated by CFC or acquired by CFC from Worth Group, Inc. and was transferred by CFC to the Issuer without any fraud or misrepresentation on the part of CFC or any other Person.
(b)    CFC is the holder of all right, title and interest in and to the Eligible Loans and Related Interests, free from any Lien. Notwithstanding the foregoing, no Loan Agreement is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Loan Agreement.
(c)    CFC has in its possession, pending delivery to each Custodian in accordance with the respective Custodial Agreement, all original executed copies of the Loan Agreements originated by CFC, and has heretofore caused all such copies in its possession to be separately identified and distinguished from CFC’s other customer loan agreements. As of the Closing Date, CFC has caused, and as of each Purchase Date as of which Additional Designated Accounts have been designated, CFC will have caused (with respect to Loan Agreements in respect of such Additional Designated Accounts) each such Loan Agreement to be affixed with an appropriate marking, attachment or legend clearly disclosing the fact that such Loan Agreement and all security interests in the related Metals Collateral have been transferred and that the Issuer is the owner thereof and further disclosing the fact that such Loan Agreements and security interests in the related Metals Collateral have been further assigned by the Issuer to the Trustee, and any copies of such Loan Agreements subsequently coming into the possession of CFC also will be so identified. Such Loan Agreements do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and any further assignees of the Issuer. All financing statements filed or to be filed against CFC in favor of the Issuer in convection herewith describing the Loans and Related Interests contain or will contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of AM Capital Funding, LLC and/or its assignees.”
(d)    The Loan Agreements represent the genuine, legal, valid, binding and enforceable obligations of the parties thereto, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity; and all parties to each Loan Agreement had full legal capacity to execute and deliver such Loan Agreement and all other documents related thereto and to grant the security interest purported to be granted thereby.
(e)    No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.
(f)    At the related Cut-off Date, no Obligor had been identified on the records of CFC as being the subject of a bankruptcy proceeding.
(g)    The information set forth at Schedule 1 of this Agreement was true and correct as of the close of business on the related Cut-off Date.
(h)    There is only one original executed copy of each Loan Agreement.
(i)    No Loan Agreement is assumable by another Person in a manner that would release the Obligor thereof from such Obligor’s obligations to CFC with respect to such Loan Agreement.
(j)    No selection procedures adverse to the Noteholders or the Issuer were utilized in selecting the Loans from those Loans owned by CFC.
(k)    The Metals Collateral securing the Loans and held by each of the Metals Depositories is covered by insurance procured by the applicable Metals Depository in the usual and customary amounts maintained by prudent metals depositories engaging in similar business, naming the applicable Metals Depository, or its assignee, as a loss payee and insuring against loss and damage due to theft and other risks covered by comprehensive coverage. All premiums due on such insurance have been paid in full.
(l)    The Loans were not originated in and are not subject to the laws of any jurisdiction whose laws would make the transfer of the Loans under this Agreement unlawful or unenforceable.
(m)    All requirements of any applicable federal, state or local law, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z” (including amendments to the Federal Reserve’s Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Soldiers’ and Sailors’ Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws, applicable to the Loans have been complied with in all material respects and each Loan Agreement and the sale of the Metals Collateral evidenced by each Loan Agreement complied with and now complies with all legal requirements.
(n)    No Loan has been satisfied, subordinated or rescinded, and the Metals Collateral securing each such Loan has not been released from the Lien of the related Loan in whole or in part. No terms of any Loan Agreement have been waived, altered or modified in any respect since its origination, except as otherwise expressly provided. All funds payable to or on behalf of the Obligors with respect to the Loans have been fully disbursed.
(o)    No Loan was originated in, or is subject to the laws of any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Loan and Related Interests under this Agreement. For the validity of the sale, transfer and assignment of the Loans and Related Interests to the Issuer and the Trustee, no consent by any Obligor or other Person is required under any agreement or applicable law.
(p)    The Loan Agreements create a valid, binding, subsisting and enforceable first priority perfected security interest in favor of CFC (or its assignees) in the Metals Collateral. Such security interest is prior to all other Liens upon and security interests in such Metals Collateral that now exist or may arise or be created. As to the related Cut-off Date, there were no Liens or claims for taxes, work, labor or materials affecting the Metals Collateral that are or may be Liens prior or equal to the Liens of the related Loan.
(q)    The Loans were originated or acquired by CFC in the regular course of its business and taken into possession in the ordinary course of CFCs business, without knowledge that the Loans or Metals Collateral were subject to any Lien or other claim, except for Liens which are or were released or extinguished upon or prior to the purchase of the Loans on such Purchase Date hereunder.
(r)    No Loan has been sold, transferred, assigned or pledged by CFC to any Person other than the Issuer. No Person has an unpaid participation in, or other right to receive, proceeds of any Loan. Except as contemplated in the Program Agreements, CFC has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Loans. CFC has not done anything to convey any right to any Person (other than the Issuer or the Trustee) that would result in such Person having a right to payments due under the Loan Agreement or otherwise impair the rights of the Issuer, the Trustee and the Noteholders in any Loan Agreement or the Proceeds thereof.
(s)    There is no default, breach, violation or event permitting acceleration existing under the respective Loan Agreements with respect to Loans and no condition exists or event has occurred and is continuing that, with notice or the expiration of any grace or cure period or both, would constitute such a default, breach, violation or event permitting acceleration under such Loan Agreement. CFC has not waived any such default, breach, violation or event permitting acceleration. As of the Cut-off Date, no Metals Collateral has been repossessed by or at the direction of CFC or any other Person.
(t)    No Liens or claims have been filed or made affecting the Metals Collateral securing the Loan Agreements which are or may be Liens prior to, or equal or coordinate with, the interest established by the Loan Agreement.
(u)    The Loan Agreements contain customary and enforceable provisions such as to render the rights and remedies of claimants thereunder adequate for the realization against the Metals Collateral of the benefits of the security.
(v)    All filings (including, without limitation, UCC filings) and recordings, or possession, required to be made by any Person and actions required to be taken or performed by any Person, as may be necessary to give the Issuer and the Trustee a first priority perfected Lien on or ownership interest in the Loans and Related Interests being sold, conveyed and assigned hereunder have been made, taken, performed or accomplished and are in full force and effect.
(w)    The List of Designated Accounts (as supplemented when and if Additional Loans are sold on any Purchase Date) contains a complete and correct list of all Loans sold by CFC hereunder originated or acquired under and related to the existing Designated Accounts.
(x)    All Loan Agreements evidencing Loans sold by CFC hereunder are substantially similar in all material respects to the form of loan agreement attached hereto as Exhibit A and Exhibit B as the same may be modified from time to time in accordance with Section 4.01(e).
(y)    With respect to any Loans and Related Interests transferred to the Issuer by CFC pursuant to this Agreement, (i) CFC has transferred and the Issuer has obtained legal and equitable title thereto, and (ii) no such transfer has been made on account of an antecedent debt owed by CFC to the Issuer or is voidable under any provision of the Bankruptcy Code.
(z)    The Loan Agreements constitute tangible chattel paper under the UCC as in effect in the Relevant UCC State.
(aa)    The Loans were originated in accordance with and do not contravene (1) any laws, rules or regulations applicable thereto, or (2) any contract or other agreement between CFC and any third party, and no party to a Loan Agreement is in violation of any such law, rule or regulation.
(bb)    No procedures or investigations are pending or threatened which would adversely affect the payment or enforcement of the Loans or the security interest in the related Metals Collateral.
(cc)    The Loans made to Obligors pursuant to the Loan Agreements sold and to be sold to the Issuer are secured by Eligible Metals Collateral.
(dd)    The bank which is a signatory to the Lockbox Agreement and is maintaining the lock-box account described therein is the only institution holding any lock-box account for receipt of payment from Obligors in respect of the Loans, and all Obligors have been instructed to make payments to such lock-box account referred to in the Lockbox Agreement and such instructions will be in full force and effect. Except as expressly contemplated in the Lockbox Agreement, neither CFC nor any Person claiming through or under CFC has any claim or interest in such lock-box account.
The representations and warranties set forth in this Section 3.02 shall survive the transfer and assignment of the Loans to the Issuer. Upon discovery by any party hereto of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to each Rating Agency and to the Trustee, and to the other parties hereto.
Section 3.03    Representations and Warranties of the Issuer. The Issuer makes the following representations and warranties to, and agreements with, CFC on and as of the Closing Date, and on and as of each Purchase Date:
(a)    The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and is in good standing under the laws of each other jurisdiction in which its business or activities requires such qualification except where failure to so qualify would not have a Material Adverse Effect, and has full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own, sell, convey and assign the Loans and Related Interests transferred to the Trustee.
(b)    The Issuer is duly qualified to do business as a foreign corporation in good standing under the laws of each other jurisdiction in which the ownership or lease of its property or the conduct of its business or activities requires such qualification.
(c)    The Issuer has full power and authority to execute, deliver and perform this Agreement and the other Program Agreements to which it is a party, and to carry out its terms and their terms respectively; the Issuer has full power and authority to grant, convey and assign the interest in the Loans and Related Interests to be granted, conveyed and assigned to the Trustee by it and has duly authorized such grant, conveyance and assignment to the Trustee by all necessary action; and the execution, delivery and performance of this Agreement and the other Program Agreements to which it is a party have been duly authorized by the Issuer by all necessary entity action.
(d)    The ownership of, transfer to or receipt by the Issuer of the Loans and Related Interests pursuant to this Agreement and the consummation of the transactions contemplated in this Agreement and the other Program Agreements to which it is a party, will not conflict with or result in a breach of any of the terms or provisions of, or constitute (with or without notice of the expiration of any grace or cure period) a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of, any indenture, mortgage, deed of trust, or other agreement or instrument to which the Issuer is a party or by which it is bound or to which any of the property or assets of the Issuer is subject, nor will such action result in any violation of the provisions of the Operating Agreement of the Issuer or any law, order, rule or regulation of any court or regulatory authority or other governmental agency or body having jurisdiction over the Issuer or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body is required for the acquisition of the Loans and Related Interests hereunder other than such as have been obtained or will be obtained by the Issuer.
(e)    This Agreement and the other Program Agreements to which it is a party have been duly authorized, executed and delivered by the Issuer and will effect a valid sale, transfer and assignment of the Loans and Related Interests, and this Agreement and the Program Agreements to which the Issuer is a party, when duly authorized, executed and delivered, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer and creditors of or purchasers from the Issuer in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, reorganization, receivership, insolvency, moratorium and other similar Laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(f)    No injunction, writ, restraining order or other order of any nature exists which would adversely affect the Issuer’s ownership of the Loans and Related Interests or the Issuer’s performance of this Agreement, or any other agreement or transaction contemplated hereunder.
ARTICLE 4

COVENANTS OF CFC
Section 4.01    CFC’s Covenants. CFC hereby covenants and agrees with the Issuer as follows:
(a)    CFC will execute or endorse, acknowledge, and deliver to the Issuer and the Trustee from time to time such schedules, confirmatory assignments, conveyances, and other reassurances or instruments and take such further similar actions, as are necessary to preserve, protect and defend the interest of the Issuer in the Loans and Related Interests and the rights covered by this Agreement, and shall take such other or further actions as the Issuer or the Trustee (upon written direction of a Majority of Noteholders) may reasonably request to preserve and maintain the Issuer’s title to and interest in the Loans and Related Interests and the rights of the Issuer and the Trustee and the Noteholders therein against the claims of all persons and parties.
(b)    CFC will do nothing to disturb or impair its conveyance hereunder of the Loans and Related Interests.
(c)    CFC will from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary to preserve the interests conveyed to the Issuer herein described and as may be reasonably requested by the Issuer or the Trustee (upon written direction of a Majority of Noteholders) and as are reasonably satisfactory in form and substance to the same.
(d)    CFC hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of the Notes, it will not institute against or join with any other Person in instituting against the Issuer any Involuntary Insolvency Proceedings. This Section 4.01(d) shall survive the termination of this Agreement.
(e)    Any amendment, modification or deviation from the form of the Loan Agreement attached hereto as Exhibit A and Exhibit B will not have a material adverse effect on the collectability or timing of collection of amounts payable under the Loan Agreements.
(f)    CFC will take no action to cause any Loan, and the Loan Agreement evidencing the same, to be evidenced by any instrument (as defined in the UCC). CFC will take no action to cause any Loan, and the Loan Agreement evidencing the same, to be anything other than “tangible chattel paper” (as defined in the UCC).
(g)    Except for the conveyances hereunder, CFC will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) on any Loan, or any interest therein; CFC will immediately notify the Issuer and the Trustee of the existence of any Lien (other than a Permitted Lien) on any Loan; and CFC shall defend the right, title and interest of the Issuer and Trustee in, to and under the Loans, against all claims of third parties claiming through or under CFC.
(h)    CFC shall comply with and perform its obligations under any Loan Agreement that relates to a Designated Account.
(i)    In the event that CFC receives Collections, CFC agrees to pay to the Issuer or such other Person designated by the Issuer all such Collections as soon as practicable after receipt thereof by CFC (but in no event later than two Business Days following the date of receipt).
(j)    CFC covenants and agrees that it will not convey, assign, exchange or otherwise transfer any interest in a Designated Account to any Person other than the Issuer prior to the termination of this Agreement.
(k)    CFC shall comply in all material respects with all applicable laws, rules, regulations and orders applicable to the Loans and Related Interests, including, without limitation, usury laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy.
(l)    CFC shall preserve and maintain in all material respects its existence, rights (charter and statutory) and franchises as a corporation under the laws of Delaware.
(m)    At any reasonable time during normal business hours and from time to time, CFC shall permit (i) the Issuer or the Trustee, or any Person designated by any of them, to examine and make copies of or abstracts from the records, books of account and documents (including, without limitation, computer tapes and disks) of CFC relating to Loans and Related Interests owned or to be purchased by the Issuer hereunder and (ii) the Issuer or the Trustee, or any Person designated by any of them, to visit the properties of CFC for the purpose of examining such records, books of account and documents, and to discuss the affairs, finances and accounts of CFC relating to the Loans and Related Interests or to CFC’s performance hereunder, with any of its officers and/or with its independent certified public accountants.
(n)    CFC shall not change its name, identity or structure in any manner which might make any financing or continuation statement filed hereunder misleading within the meaning of Section 9-507 of the UCC (or any other then applicable provision of the UCC) unless it shall have given the Trustee and each Rating Agency at least 30 days’ prior written notice thereof and shall have taken all action, not later than 20 days after making such change, necessary or advisable to amend such financing statement or continuation statement so that it is not misleading. CFC shall not change its state of organization or change the location of its principal records concerning the Loans and Related Interests from the location specified in Section 3.01(g) of this Agreement unless it has given the Trustee and each Rating Agency at least 30 days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Issuer, as well as the Trustee, in the Loans and Related Interests to continue to be perfected with the priority required by this Agreement. CFC shall at all times maintain each office at which it maintains records relating to the Loans and Related Interests within the United States of America.
(o)    CFC shall promptly pay and discharge all taxes, assessments, levies and other governmental charges imposed on it, the failure of which to pay and discharge could have a Material Adverse Effect, except any such taxes, assessments, levies and other governmental charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles have been set aside on its books.
(p)    CFC, even if not treating the transfer of Loans and Related Interests as an “off balance sheet” conveyance under generally accepted accounting principles, shall nonetheless disclose in its financial statements (by footnote or other appropriate designation) that the Loans and Related Interests sold, transferred, assigned, and otherwise conveyed pursuant to Section 2.01 are property of the Issuer and subject to the interests of the Issuer and its further assignees, and any other disclosures to CFC’s creditors shall be consistent with the foregoing. CFC acknowledges that the Loans and Related Interests are not to constitute property of CFC under applicable state law, nor property of CFC’s estate in the event of Insolvency Proceedings involving CFC.
(q)    CFC shall promptly give the Issuer, the Trustee and each Rating Agency written notice of the following events, as soon as possible and in any event within 30 days after CFC or any of its ERISA Affiliates knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan to which CFC or any of its ERISA Affiliates contributes, or any withdrawal by CFC or any of its ERISA Affiliates from, or the termination, reorganization or insolvency of any Multiemployer Plan to which CFC or any of its ERISA Affiliates contributes or to which contributions have been required to be made by CFC or such ERISA Affiliate during the preceding five years or (ii) the institution of proceedings or the taking of any other action by the Pension Benefit Guaranty Corporation or CFC or any of its ERISA Affiliates or any such Multiemployer Plan with respect to the withdrawal by CFC or any ERISA Affiliates from, or the termination of any such Plan or Multiemployer Plan or the reorganization or insolvency of any such Multiemployer Plan.
(r)    CFC will keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of CFC in accordance with generally accepted accounting principles consistently applied. CFC will implement and maintain administrative and operating procedures (including an ability to recreate records evidencing the Loans and Related Interests in the event of the destruction of any original records) to keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Loans and Related Interests (including, without limitation, records adequate to permit the daily identification of each new Loan and Collections of and adjustments to each existing Loan).
(s)    All written information furnished on and after the Closing Date by CFC to the Issuer, the Trustee or any Noteholder pursuant to or in connection with any Program Agreement or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case in light of the circumstances under which such statements were made or such information was furnished.
(t)    CFC shall be operated in such a way that is consistent with the assumptions set forth in the opinion of Hunton Andrews Kurth LLP delivered in connection with the initial issuance of Notes relating to the question of whether the Issuer would be substantively consolidated in the bankruptcy estate of CFC and its separate existence would be disregarded in the event of CFC’s bankruptcy.
ARTICLE 5

COVENANTS OF THE ISSUER
Section 5.01    Covenants of the Issuer. The Issuer hereby covenants and agrees with CFC as follows:
(a)    The Issuer shall treat transfers of Loans and Related Interests to it hereunder in a manner consistent with its ownership thereof and consistent with CFC’s obligation under Section 4.0l(p).
(b)    The Issuer shall conduct its business such that it would not be substantively consolidated in the bankruptcy estate of CFC and its separate existence disregarded in the event of CFC’s bankruptcy and that is consistent with the factual assumptions contained in the legal opinion of Hunton Andrews Kurth LLP delivered in connection with the initial issuance of Notes.
(c)    The Issuer shall at all times limit its activities to the purchase of Loans, issuance of debt and other activities contemplated by the Program Agreements or incidental thereto. The Issuer shall maintain one independent manager.
(d)    Other than as contemplated in the Program Agreements, the Issuer shall engage in no intercorporate transactions with CFC.
(e)    The Issuer shall maintain separate books and records from the books and records of CFC.
(f)    Financial statements of the Issuer shall reflect the separate legal existence of the Issuer from CFC.
(g)    The Issuer shall maintain its assets separately from the assets of CFC except to the extent otherwise permitted or contemplated under the Program Agreements.
(h)    CFC shall not pay the Issuer’s expenses, guarantee the Issuer’s obligations or advance funds to the Issuer for payment of expenses, except for the costs and expenses associated with the creation of the Issuer and its capitalization, and except to the extent otherwise permitted or contemplated under the Program Agreements.
(i)    All business correspondence of the Issuer shall be conducted in the Issuer’s own name.
(j)    CFC shall not be involved in the day-to-day management of the Issuer, except as contemplated in the Program Agreements.
(k)    Except as provided for in the Program Agreements, CFC shall not act as an agent of the Issuer; and the Issuer shall not act as an agent of CFC or any other person or entity.
ARTICLE 6

CONDITIONS PRECEDENT
Section 6.01    Conditions to the Issuer’s Purchase of Loans. The obligations of the Issuer to provide CFC with the consideration described in Article 2 hereof and to make purchases as described in Article 2 shall be subject to the satisfaction of the following conditions:
(a)    All representations, warranties and covenants of CFC contained in this Agreement and all information provided in the List of Designated Accounts (as the same shall be updated from time to time on each Purchase Date in respect of Additional Loans and/or Additional Designated Accounts conveyed to the Issuer on such Purchase Date) shall be true and correct as of the applicable Purchase Date;
(b)    CFC shall have delivered all other information required or reasonably requested by the Issuer to be delivered by CFC hereunder, duly certified by an officer of CFC, and CFC shall have substantially performed all other obligations required to be performed by the provisions of this Agreement and the other Program Agreements to which it is a party;
(c)    On or prior to each Purchase Date, there shall have been made all filings (including of financing statements under the UCC), recordings and/or registrations, and there shall have been given or taken, any notice or any other similar action, as may be necessary in the opinion of the Issuer or the Trustee in order to establish and preserve the right, title and interest of the Issuer (and the Trustee as subsequent grantee) in the Loans and Related Interests;
(d)    [Reserved];
(e)    All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Issuer and the Trustee, and the Issuer and the Trustee shall have received from CFC copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Issuer or the Trustee may reasonably have requested;
(f)    all Metals Collateral securing the Loans to be purchased shall be in the possession of the applicable Metals Depository with the Obligor’s ownership of and the Issuer’s security interest therein properly reflected in the books and records of the applicable Metals Depository;
(g)    no Event of Default or Early Amortization Event shall have occurred and be continuing; and
(h)    the Lockbox Agreement and the Metals Depository Agreements shall have been executed by the parties thereto and be in full force and effect with respect to the Loans and Related Interests being purchased.
ARTICLE 7

ADMINISTRATION AND PAYMENTS
Section 7.01    Administration of Loan Agreements. (%3) The Issuer hereby appoints CFC as its agent for the purposes of servicing and administering the Loans (CFC, in such capacity, being the “Servicer” ).
(a)    The Servicer, in form and manner reasonably satisfactory to the Issuer and the Trustee and in addition to, and not in lieu of, any requirements imposed upon the Servicer under the Servicing Agreement, shall stamp or affix a designation to each file containing a copy of the Loan Agreements in its possession in such manner as to clearly indicate that such Loan Agreements, related Loans and CFC’s interest in the Metals Collateral have been sold and assigned to the Issuer and that the Issuer is the owner thereof and that the Issuer has further assigned such Loan Agreements, related Loans and its interest in the related Metals Collateral to the Trustee, and shall similarly mark or designate each relevant computer record. CFC shall make available any books and records with respect to the Loan Agreements, related Loans and Metals Collateral to the Issuer or the Trustee at any time upon demand.
Section 7.02    Repurchase Upon Breach of Certain Representations, Warranties and Agreements. The representations, warranties and agreements of CFC set forth in Section 3.01, Section 3.02, Section 4.01 and Section 7.01 with respect to the Loans and Related Interests shall survive so long as such Loan remains outstanding. Upon discovery by CFC, the Issuer or the Trustee that any of such representations, warranties or agreements was incorrect as of the time made, or deemed made, or (in the case of an agreement) was not performed at the time required, the party making such discovery shall give prompt notice to the others. In the event any such misrepresentation, incorrect warranty or nonperformance materially and adversely affects the interests of the Noteholders in the Loans and Related Interests, CFC shall, within 60 days of the first to occur of (i) CFC’s making such determination or (ii) CFC’s receiving written notice of such determination from the Issuer or the Trustee either (A) eliminate or cure the condition or circumstance causing such defect, misrepresentation or omission, as applicable or (B) repurchase such affected Loans and Related Interests at a price equal to the Outstanding Balance of such affected Loans. Notwithstanding anything to the contrary contained in this Agreement, no recourse may be taken, directly or indirectly, against any employee, officer or director of CFC or of any predecessor or successor of CFC with respect to any representation or warranty made by CFC hereunder (but such exclusion of remedies shall not be deemed an exclusion with respect to liability of any general partner of CFC otherwise existing under applicable law).
Section 7.03    Manner of Repurchase. CFC shall effect any repurchase of a Loan and Related Interests pursuant to this Article 7 through the deposit of the repurchase price set forth in Section 7.02 above into the Collection Account in immediately available funds.
ARTICLE 8

OBLIGOR DEFAULT
Section 8.01    Liquidation in the Event of Defaulted Loans. Subject to the Trustee’s duties and rights and the Servicer’s obligations under the Servicing Agreement, in the event of a default by an Obligor under a Loan Agreement, CFC, as Servicer, will take all reasonable steps to enforce the related Loan Agreement and preserve and maintain title to the Metals Collateral and the rights of the Trustee and the Noteholders against the claims of all persons and parties.
ARTICLE 9

INDEMNIFICATION
Section 9.01    Indemnities of CFC. Without limiting any other rights that the Issuer may have hereunder or under applicable law, CFC hereby agrees to indemnify the Issuer from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) (all the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement, the transactions contemplated hereby, or in respect of any Loan, Loan Agreement or Metals Collateral, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Issuer; provided, however, that in no event will CFC have any indemnity or other obligation hereunder or otherwise with respect to any loss suffered in respect of any Loan sold to the Issuer in accordance with this Agreement because of the financial inability to pay thereof by the applicable Obligor, the parties hereby acknowledging that such sales are to be without recourse. Without limiting or being limited by the foregoing, but subject to the proviso in the immediately preceding sentence, CFC shall pay on demand to the Issuer any and all amounts necessary to indemnify the Issuer from and against any and all Indemnified Amounts relating to or resulting from:
(a)    reliance on any representation or warranty or statement made or deemed made by CFC (or any of its officers) under or in connection with this Agreement or in any certificate delivered pursuant hereto that, in either case, shall have been false or incorrect in any material respect when made or deemed made;
(b)    the failure by CFC to comply with any applicable law, rule or regulation of any governmental authority with respect to any Loan or related Metals Collateral, or the nonconformity of any Loan or Metals Collateral with any such applicable law, rule or regulation;
(c)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC or other applicable laws with respect to any Loan, Loan Agreement or Metals Collateral;
(d)    any failure of CFC to perform its duties or obligations under this Agreement or any other Program Agreement by which it continues to be bound;
(e)    the commingling of proceeds at any time with other funds of CFC;
(f)    any set-off by any creditor of CFC against proceeds; or
(g)    any investigation, litigation or proceeding related to this Agreement or in respect of any Loan or any Loan Agreement.
Section 9.02    Indemnities by the Issuer. Without limiting any other rights that CFC may have hereunder or under applicable law, the Issuer hereby agrees to indemnify CFC from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) arising out of or resulting from CFC’s reliance on any representation or warranty made by the Issuer in this Agreement or in any certificate delivered pursuant hereto that, in either case, shall have been false or incorrect in any material respect when made or deemed made.
ARTICLE 10

TERM AND TERMINATION
Section 10.01    Term. This Agreement shall commence as of the date of execution and delivery hereof and, unless sooner terminated by mutual agreement of the parties, shall continue in full force and effect until final payment of the last outstanding Loan transferred hereunder.
ARTICLE 11

MISCELLANEOUS

Section 11.01    Notices. All notices and other communications provided for hereunder shall be in writing (including email, telegraphic, telex, facsimile or cable communication) and mailed, emailed, telegraphed, telexed, transmitted, cabled or delivered:

If to CFC:	Collateral Finance Corporation 2121 Rosecrans Ave., Suite 6301 El Segundo, California 90245 Attention: David Madge Tel No: (310) 587-1414 Email: madge@amark.com

If to the Issuer:	AM Capital Funding, LLC 2121 Rosecrans Ave., Suite 6300 El Segundo, California 90245 Attention: Thor Gjerdrum Tel No: (310) 587-1414 Email: thor@amark.com

If to Morningstar:	Morningstar Credit Ratings, LLC 4 World Trade Center, 48th Floor 15 Greenwich Street New York, NY 10007 Attention: Jonathan Lam Tel No: (646) 560-4581 Email: jonathan.lam@morningstar.com
All such notices and communications shall when mailed, emailed, telegraphed, telexed, transmitted or cabled be effective when deposited in the mails, sent by email, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively.
Section 11.02    Successors and Assigns of CFC. This Agreement shall be binding upon CFC and its successors and assigns, except that CFC may not transfer or assign any of its obligations hereunder except in connection with a merger or sale of substantially all the assets of CFC which will not materially adversely affect the Noteholders, and only if a Ratings Confirmation is first obtained.
Section 11.03    Separability Clause. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 11.04    Amendments. This Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought. This Agreement may not be amended by the Issuer and CFC without the prior written consent of the Trustee and a prior Ratings Confirmation. Notwithstanding the foregoing, the Schedules hereto relating to Loans and Designated Accounts may be amended or supplemented to reflect transactions authorized hereunder, and Exhibit A and Exhibit B hereto may be amended from time to time in a manner consistent with the covenant of CFC contained in Section 4.01(e).
Section 11.05    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
Section 11.06    Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made herein shall be continuing representations, warranties and covenants and shall survive the execution and delivery of this Agreement.
Section 11.07    Assignment for Security for the Notes. CFC understands that the Issuer will transfer and assign to, as well as grant to the Trustee on behalf of the Holders of the Notes a security interest in, all its right, title and interest to this Agreement and the Loans and Related Interests. CFC consents to such assignment and grant and further agrees that all representations, warranties, covenants and agreements of CFC made herein shall also be for the benefit of and inure to the Trustee and all Holders from time to time of the Notes, and such parties are express third party beneficiaries thereof.
Section 11.08    [Reserved].
Section 11.09    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.
Section 11.10    No Waiver; Remedies. No failure on the part of the Issuer or CFC to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 11.11    Costs, Expenses and Taxes. In addition to the limited rights of indemnification granted to the Issuer under Article 9 hereof, CFC agrees to pay on demand all costs and expenses of the Issuer in connection with the preparation, execution and delivery of this Agreement and the documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Issuer with respect thereto and with respect to advising the Issuer as to its rights and remedies under this Agreement, and all costs and expenses (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the documents to be delivered hereunder. In addition, CFC agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents to be delivered hereunder, and agrees to hold the Issuer harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.
Section 11.12    Account and Loan Substitution. CFC shall have the right from time to time, in its sole discretion, to substitute Designated Accounts and related Loans which (in the aggregate) have equivalent Outstanding Balances in replacement for Designated Accounts and Loans which have been previously sold to the Issuer pursuant to Section 2.01 hereof, provided (i) no adverse credit selection shall have occurred with respect to any Designated Account and related Loan so substituted, (ii) on a cumulative basis from the Initial Closing Date, total substitutions of Designated Accounts and related Loans shall aggregate (as measured by Outstanding Balances) no more than ten percent (10%) of the largest aggregate Outstanding Balances of Loans theretofore held by the Issuer, (iii) no such substitution may be made in respect of a Loan or Designated Account, the Obligor in respect of which is in arrears of a payment obligation under its Loan Agreement or is the subject of Insolvency Proceedings, and (iv) on the effective date of such substitution CFC shall deliver to the Issuer and the Trustee an officer’s certificate representing as to the satisfaction of the conditions set forth in clauses (i) through (iii) above, and affirming all representations and warranties set forth in this Agreement as to such substituted Loans and Designated Accounts, as would have been required or deemed to be made hereunder were such substituted Loans and Designated Accounts instead Additional Loans and Additional Designated Accounts purchased on a Purchase Date.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.
Collateral Finance Corporation,
a Delaware corporation
By:
Printed Name: David Madge
Title: President
AM Capital Funding, LLC
Delaware limited liability company
By:
Printed Name: Thor Gjerdrum
Title: President

EXHIBIT A
FORM OF LOAN AGREEMENT ORIGINATED BY CFC
See attached.

EXHIBIT B
FORM OF LOAN AGREEMENT ACQUIRED BY CFC

See attached.

SCHEDULE 1
LIST OF EXISTING LOANS

See attached.
SCHEDULE 2.02
LIST OF DESIGNATED ACCOUNTS
See Schedule 1

4